CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of American Enterprise Development Corporation, a Texas corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Carey Kent Williams, Chief Executive Officer and Acting Chief Financial Officer, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carey Kent Williams

Carey Kent Williams

Chief Executive Officer and Acting Chief Financial Officer

December 15, 2006

A signed original of this written statement required by Section 906 has been provided to American Enterprise Development Corporation and will be retained by American Enterprise Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.